UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 24, 2017

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01
Entry into a Material Definitive Agreement.

On March 24, 2017, PTC Inc. entered into Amendment No. 5 (the “Amendment”) to the Credit Agreement dated as of November 4, 2015 by and among PTC Inc., JP Morgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”). The Amendment reduces the revolving loan commitment under the Credit Agreement to $600 million from $900 million, reduces the foreign currency borrowing sublimit to $350 million from $500 million, and increases the permitted total leverage ratio to 4.50 to 1.00 from 4.00 to 1.00. The amendment also amends the definition of Consolidated EBITDA used within our financial covenant ratios, including the total leverage ratio, to accommodate our business model transition, and makes certain other administrative changes to the Credit Agreement. Giving effect to the Amendment, we could have borrowed $230 million under the Credit Agreement as of the beginning of our second quarter that ends April 1, 2017. The financial ratios under the Credit Agreement are calculated as of the end of each fiscal quarter; accordingly, the amount that we can borrow under the Credit Agreement may change from quarter to quarter depending on our financial results for the quarter and amounts borrowed or repaid during the quarter.

This amendment is expected to provide us with additional liquidity during our subscription transition, including if our subscription transition accelerates, that we expect will enable us to resume repurchases of our common stock in the second half of our fiscal year ending September 30, 2017. The reduction in the loan commitment reduces the commitment fees we are required to pay by $900,000 a year for unused capacity we were unlikely to be able to use due to our subscription transition. We repaid net $20 million under the credit facility this quarter.

The above description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10 hereto.

Forward Looking Statements
Statements in this Current Report on Form 8-K that are not historic facts, including statements about the expected effect of the Amendment on our liquidity during our subscription transition and our resumption of repurchases of our common stock, are forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve or may deteriorate; customers may not purchase our solutions when or at the rates we expect; foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense; the mix of revenue between license & subscription solutions, support and professional services could be different than we expect, which could impact our EPS results; our customers may purchase more of our solutions as subscriptions than we expect, which would adversely affect near-term revenue, operating margins, and EPS; and we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders and other uses of cash or our credit facility limits could preclude share repurchases. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Section 9 – Financial Statements and Exhibits

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

10
Amendment No. 5 dated March 24, 2017 to Credit Agreement dated as of November 4, 2015 by and among PTC Inc., JP Morgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  PTC Inc.

Date: March 30, 2017	By:	/s/Andrew Miller
Andrew Miller
Chief Financial Officer